Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-57100) and Form S-8 (No. 33-40397 and 33-44776) of Flow International Corporation of our report dated May 17, 2002, relating to the statement of net assets available for benefits of the Flow International Corporation Voluntary Pension and Salary Deferral Plan at December 31, 2001, which appears in this Form 11-K

/s/  PricewaterhouseCoopers

Seattle, WA

June 30, 2003